UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 26, 2011

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Short-Term Incentive Plan

On January 26, 2011, the independent members of the Board of Directors (the “Board”) of Cash America International, Inc. (the “Company”), on the recommendation of its Management Development and Compensation Committee (the “Committee”), approved the terms and conditions of the short term incentive compensation plan for executive officers of the Company for 2011 (the “2011 STI plan”), which is a cash incentive plan that will be administered by the Committee under the Company’s Senior Executive Bonus Plan, as amended. Under the 2011 STI plan, a cash bonus pool may be funded based on the Company’s achievement of certain financial objectives for 2011 and on other factors as determined by the Committee.

The Committee established performance measures for the 2011 STI plan based on the Company’s goals for earnings before taxes, excluding any unusual items (the “EBT”). The Committee also established additional performance measures for the President of the Company’s Retail Services Division and the President of the Company’s E-Commerce Division (the “Division Presidents”), which are tied to financial measures applicable to their respective business units (“Division Measures”). Incentives for the Company’s President and Chief Executive Officer, Chief Financial Officer and General Counsel are based on the Company’s consolidated EBT, and incentives for the Division Presidents are based in part on the Company’s consolidated EBT and in part on the Division Measures applicable to their respective business units.

Before any awards can be earned and available for payment under any aspect of the 2011 STI plan, the Company must meet a threshold level of EBT in 2011 and/or a threshold level of a particular Division Measure in 2011. As the Company’s EBT and/or a Division Measure increases above the established threshold, the amount available to be paid under the 2011 STI plan increases ratably thereafter not to exceed a cap of 200%. After December 31, 2011, the Committee will evaluate whether the Company has met the threshold EBT and/or whether a Division has met its applicable Division Measure threshold, and the Committee will determine whether or not to pay out awards under the 2011 STI plan and the amounts of such awards, if any. In addition, the 2011 STI plan contains a “clawback” provision that allows the Committee to recoup all or some of the amount paid to an executive officer under certain circumstances when there is a material restatement of the Company’s financial results.

The target percentage of base salary for each executive officer who was named in the Company’s 2010 Proxy Statement (the “Named Executive Officers”) that would be payable upon achieving the 2011 EBT and/or the applicable Division Measure goals and the portion of their incentive that is tied to such goals are as follows:

Name	Target Percentage of Base Salary	Portion of Target tied to 2011 EBT	Portion of Target tied to an applicable 2011 Division Measure
Daniel R. Feehan,	100%	100%	—
President and Chief Executive Officer
Thomas A Bessant, Jr.,	70%	100%	—
Executive Vice President and Chief Financial Officer
Timothy S. Ho,	70%	25%	75%
President – E-Commerce Division
Dennis J. Weese,	70%	50%	50%
President – Retail Services Division
J. Curtis Linscott,	70%	100%	—
Executive Vice President, General Counsel & Secretary

Long Term Incentive Plan Awards

Restricted Stock Units

On January 26, 2011, the independent members of the Board, on the recommendation of the Committee, approved awards of restricted stock units (“RSU”) to the Company’s Named Executive Officers under the Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan, as amended (the “2004 LTIP”). In connection with these grants and pursuant to the 2004 LTIP, the Board approved form award agreements (the “RSU Agreements”) that set forth the terms and conditions of the RSU awards.

For the Company’s Named Executive Officers, a portion of the RSUs granted under the RSU Agreements will vest in four equal installments on February 25, 2012 and on January 31, 2013, 2014 and 2015 (the “Time-Based RSUs”). The remaining portion (the “Performance-Based RSUs”) will vest subject to the Company’s achievement of an improved earnings per share over the three-year period ending December 31, 2013 as set forth in the RSU Agreement. Based on the Company’s performance during that period, 0% to 200% of the target Performance-Based RSUs will be eligible to vest on January 1, 2014, subject to the Committee certifying the applicable performance results. The vesting of all RSU awards are subject to the award recipient’s continuous service as an employee or director of the Company on the applicable vesting date, with certain exceptions as set forth in the RSU Agreement. In addition, the RSU Agreements contain a “clawback” provision that allows the Committee to recoup all or some of the Performance-Based RSU awards under certain circumstances when there is a material restatement of the Company’s financial results. Other terms of these awards are consistent with previously disclosed terms of the 2004 LTIP.

The following table shows the shares issuable upon the vesting of each award, including the percentage of the aggregate award represented by the Time-Based RSUs and the Performance-Based RSUs.

	Share Amounts Awarded		Percentage of Total Award (1)
Name	Time- Based RSUs	Target Performance- Based RSUs (2)	Time- Based RSUs	Target Performance- Based RSUs
Daniel R. Feehan,	16,126	16,126	50%	50%
President and Chief Executive Officer
Thomas A Bessant, Jr.,	9,778	3,259	75%	25%
Executive Vice President and Chief Financial Officer
Timothy S. Ho,	9,329	3,110	75%	25%
President – E-Commerce Division
Dennis J. Weese,	10,115	3,372	75%	25%
President – Retail Services Division
J. Curtis Linscott,	7,643	2,548	75%	25%
Executive Vice President, General Counsel & Secretary

(1)	Based on the target Performance-Based RSU shares shown in the table.
(2)	Reflects the target number of shares issuable upon vesting for the Performance RSUs if the Company achieves its target performance objectives. The number of Performance-Based RSUs that each Named Executive Officer could receive pursuant to these RSU awards if the Company exceeds its target performance objectives increases ratably up to the maximum number of Performance-Based RSUs established for each Named Executive Officer, as follows: Mr. Feehan – 32,252; Mr. Bessant – 6,519; Mr. Ho – 6,219; Mr. Weese – 6,744; and Mr. Linscott – 5,095.

Cash America International, Inc. 2008 Long Term Incentive Plan for Cash America Net Holdings, LLC

On January 26, 2011, the independent members of the Board, on the recommendation of the Committee, approved an amendment (the “Termination Amendment”) to the Cash America International, Inc. 2008 Long Term Incentive Plan for Cash America Net Holdings, LLC (the “2008 CashNet LTIP”), which terminates the

2008 CashNet LTIP for employees who agree to an accelerated vesting date of January 26, 2011 for a prorated portion of such employee’s unvested units that were outstanding on January 26, 2011 and early payment in cash for such units. Mr. Ho is the only Named Executive Officer who participates in the 2008 CashNet LTIP. Mr. Ho has agreed to the termination of his outstanding unvested units under the 2008 CashNet LTIP and will receive payment in the amount of $1,385,077 for the prorated portion of his units that vested on January 26, 2011 in accordance with the Termination Amendment. The Termination Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

E-Commerce Division Performance Units

On January 26, 2011, the independent members of the Board, on the recommendation of the Committee, approved a form of Long-Term Incentive Plan Award Agreement for the E-Commerce Division of the Company (the “LTIP Award Agreement”) under the 2004 LTIP pursuant to which grants of performance units (“Performance Units”) that will be paid solely in cash may be made to certain employees of the Company’s E-Commerce Division, including Mr. Ho. Pursuant to the LTIP Award Agreement, Performance Units will vest over a three-year period, subject to the employee’s continued employment with the Company and the satisfaction of certain conditions related to an increase in earnings before interest, taxes, depreciation and amortization (“EBITDA”) each year over a three-year period ending December 31, 2013 as set forth in the LTIP Award Agreement. Payments for all Performance Units that vest will be made within a reasonable period of time each year following the Committee’s certification of the applicable performance results. The unit value of each Performance Unit will be based on a percentage of the yearly increase in EBITDA divided by 33,333 (which is one-third of the total units that may be granted in 2011). In addition, the LTIP Award Agreement for Mr. Ho contains a “clawback” provision that allows the Committee to recoup all or some of the payments made pursuant to the LTIP Award Agreement under certain circumstances when there is a material restatement of the Company’s financial results. Other terms of these awards are consistent with previously disclosed terms of the 2004 LTIP.

In connection with the approval of the LTIP Award Agreement, on January 26, 2011 the Board, on the recommendation of the Committee, approved a grant of 12,900 Performance Units to the President of the E-Commerce Division, Mr. Ho. Mr. Ho’s Performance Units are eligible to vest in thirds over a three year period, subject to the conditions described above and in his LTIP Award Agreement.

Amended Chief Executive Officer Employment Agreement

On January 26, 2011, the Company, its wholly-owned subsidiary, Cash America Management L.P. (collectively, “Cash America”), and Daniel R. Feehan, the Company’s President and Chief Executive Officer entered into the Second Amendment to Employment Agreement (the “Amendment”) dated May 1, 2008 (the “Agreement”) and amended on December 24, 2008, to delete the provision in the Agreement that allowed for a gross-up payment for excise and other taxes that could become payable as a result of payments made in connection with a Change in Control (as defined in the Agreement). The Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

10.1	2011 Amendment to the Cash America International, Inc. 2008 Long Term Incentive Plan for Cash America Net Holdings, LLC, dated January 26, 2011

10.2	Second Amendment to Employment Agreement by and among Cash America International, Inc., Cash America Management L.P., a wholly-owned subsidiary of the Company, and Daniel R. Feehan, dated January 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: February 1, 2011	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2011 Amendment to the Cash America International, Inc. 2008 Long Term Incentive Plan for Cash America Net Holdings, LLC, dated January 26, 2011

10.2	Second Amendment to Employment Agreement by and among Cash America International, Inc., Cash America Management L.P., a wholly-owned subsidiary of the Company, and Daniel R. Feehan, dated January 26, 2011